Exhibit 99.1
FOR IMMEDIATE RELEASE
Forrester Research Reports Third-Quarter Financial Results
Cambridge, Mass., October 29, 2009 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its third-quarter ended September 30, 2009 financial results.
Third-Quarter Financial Performance
•	Total revenues were $53.9 million, compared with $59.5 million for the third quarter of last year.
•	On a GAAP-reported basis, Forrester reported net income of $4.3 million, or $0.19 per diluted share, compared with net income of $6.4 million, or $0.27 per diluted share, for the same period last year.
•	On a pro forma basis, net income was $6.2 million, or $0.27 per diluted share, for the third quarter of 2009, which reflects a pro forma effective tax rate of 40 percent. Pro forma net income excludes stock-based compensation of $1.4 million, amortization of $439,000 of acquisition-related intangible assets, and impairments of non-marketable investments of $732,000. This compares with pro forma net income of $7.4 million, or $0.31 per diluted share, for the same period in 2008, which reflects a pro forma effective tax rate of 39 percent. Pro forma net income for the third quarter of 2008 excludes stock-based compensation of $1.3 million, amortization of $282,000 of acquisition-related intangible assets, net marketable and non-marketable investment gains of $26,000 and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $487,000.
“Given the sluggish economy, we are pleased with Forrester’s third-quarter performance,” said George F. Colony, Forrester’s chairman of the board and chief executive officer. “Deferred revenue was down at September 30, 2009, as expected; but client and dollar retention increased from last quarter, and our pro forma net income indicates that our expense control efforts are working. Overall, our results exceeded our guidance. As a result we are tightening our revenue range and raising our pro forma operating margin and diluted earnings per share guidance for the full year of 2009.”
Nine-Month Period Ended September 30, 2009, Financial Performance
•	Total revenues were $171.9 million, compared with $178.0 million for the same period last year.
•	On a GAAP-reported basis, Forrester reported net income of $13.1 million, or $0.57 per diluted share for the nine months ended September 30, 2009, compared with net income of $20.1 million or $0.85 per diluted share for the same period last year.

•	On a pro forma basis, net income was $21.2 million or $0.92 per diluted share, for the nine months ended September 30, 2009, which reflects a pro forma effective tax rate of 40
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Forrester Third-Quarter 2009 Information / Page2
percent. Pro forma net income excludes stock-based compensation of $4.9 million, amortization of $1.8 million of acquisition-related intangible assets, $3.1 million of reorganization costs, and impairments of non-marketable investments of $1.7 million. This compares with pro forma net income of $22.2 million, or $0.94 per diluted share, for the same period in 2008, which reflects a pro forma effective tax rate of 39 percent. Pro forma net income for the nine-month period ended September 30, 2008 excludes stock-based compensation of $4.0 million, amortization of $476,000 of acquisition-related intangible assets, net marketable and non-marketable investment gains of $2.1 million and expenses related to the stock option investigation and restatement of the Company’s historical financial statements of $1.1 million.
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
Forrester is providing fourth-quarter 2009 financial guidance as follows:
Fourth-Quarter 2009 (GAAP):
•	Total revenues of approximately $58 million to $61 million.
•	Operating margin of approximately 13% to 15%.
•	Other income of approximately $500,000.
•	An effective tax rate of 40 percent.
•	Diluted earnings per share of approximately $0.21 to $0.26.
Fourth-Quarter 2009 (Pro Forma):
Pro forma financial guidance for the fourth quarter of 2009 excludes stock based compensation of $1.2 million to $1.4 million, amortization of acquisition-related intangible assets of approximately $300,000, and any gains or impairment charges related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 16% to 18%.
•	Pro forma effective tax rate of 40%.
•	Pro forma diluted earnings per share of approximately $0.26 to $0.30.
Forrester is providing full-year 2009 guidance as follows:
Full-Year 2009 (GAAP):
•	Total revenues of approximately $230 million to $233 million.
•	Operating margin of approximately 13% to 14%.
•	Other income of approximately $2.7 million.
•	An effective tax rate of 44 percent.
•	Diluted earnings per share of approximately $0.80 to $0.87.
Full-Year 2009 (Pro Forma):
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Forrester Third-Quarter 2009 Information / Page3
Pro forma financial guidance for full-year 2009 excludes stock-based compensation expense of $6.1 million to $6.3 million, reorganization costs of $3.1 million, amortization of acquisition-related intangible assets of approximately $2.1 million, and any gains or impairment charges related to marketable and non-marketable investments.
•	Pro forma operating margin of approximately 18% to 19%.
•	Pro forma effective tax rate of 40 percent.
•	Pro forma diluted earnings per share of approximately $1.18 to $1.22.
About Forrester Research
Forrester Research (Nasdaq: FORR) is an independent research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. Forrester works with professionals in 20 key roles at major companies providing proprietary research, customer insight, consulting, events, and peer-to-peer executive programs. For more than 26 years, Forrester has been making IT, marketing, and technology industry leaders successful every day. For more information, visit www.forrester.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial and operating targets for the fourth quarter of and full-year 2009. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to respond to business and economic conditions, particularly in light of the global economic environment, technology spending, market trends, competition, industry consolidation, the ability to attract and retain professional staff, possible variations in Forrester’s quarterly operating results, any cost savings related to reductions in force and associated actions, risks associated with Forrester’s ability to offer new products and services, and Forrester’s dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.
Contact:

Michael Doyle	Karyl Levinson
Chief Financial Officer	Vice President, Corporate Communications
Forrester Research, Inc.	Forrester Research, Inc.
+1 617.613.6000	+1 617.613.6262
mdoyle@forrester.com	press@forrester.com
© 2009, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.
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Forrester Third-Quarter Fiscal 2009 Results/Page 4
Forrester Research, Inc.
Consolidated Statements of Income

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Revenues
Research services	$38,893	$40,326	$116,968	$114,136
Advisory services and other	14,988	19,180	54,898	63,818

Total revenues	53,881	59,506	171,866	177,954

Operating expenses
Cost of services and fulfillment	19,234	21,806	63,306	65,848
Selling and marketing	18,084	20,282	56,536	60,119
General and administrative	7,099	7,529	20,468	22,945
Reorganization costs	—	—	3,141	—
Depreciation	1,075	1,012	3,311	2,998
Amortization of intangible assets	439	282	1,751	476

Total operating expenses	45,931	50,911	148,513	152,386
Income from operations	7,950	8,595	23,353	25,568
Other income, net	460	1,447	2,182	5,221
Realized (losses) gains from marketable and non-marketable investments	(732)	26	(1,683)	2,136

Income from operations before income tax provision	7,678	10,068	23,852	32,925
Income tax provision	3,378	3,680	10,769	12,864

Net income	$4,300	$6,388	$13,083	$20,061

Diluted net income per common share	$0.19	$0.27	$0.57	$0.85

Diluted weighted average common shares outstanding	22,809	23,793	22,953	23,655

Basic net income per common share	$0.19	$0.28	$0.58	$0.87

Basic weighted average common shares outstanding	22,561	23,163	22,736	23,056

Pro forma data (1):
Income from operations	$7,950	$8,595	$23,353	$25,568
Amortization of intangible assets	439	282	1,751	476
Reorganization costs	—	—	3,141	—
Investigation related expenses	—	487	—	1,085
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	733	678	2,481	2,094
Selling and marketing	274	247	884	723
General and administrative	423	343	1,556	1,156

Pro forma income from operations	9,819	10,632	33,166	31,102

Other income, net	460	1,447	2,182	5,221

Pro forma income before income taxes	10,279	12,079	35,348	36,323

Pro forma income tax provision	4,112	4,711	14,139	14,166

Pro forma net income	$6,167	$7,368	$21,209	$22,157

Pro forma diluted net income per share	$0.27	$0.31	$0.92	$0.94

Diluted weighted average common shares outstanding	22,809	23,793	22,953	23,655

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes reorganization costs, amortization of intangible assets, stock-based compensation, net gains or impairments from marketable and non-marketable investments, costs associated with the stock option investigation and restatement of our historical financial statements, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.
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Forrester Third-Quarter Fiscal 2009 Results/Page 5
Forrester Research, Inc.
Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2009	2008
	(Unaudited)

Assets:
Cash and cash equivalents	$108,177	$129,478
Short-term investments	162,055	83,951
Accounts receivable, net	36,404	64,226
Deferred commissions	6,365	9,749
Deferred income taxes	9,037	7,947
Prepaid expenses and other current assets	10,112	15,553

Total current assets	332,150	310,904

Long-term investments	9,950	46,500
Property and equipment, net	6,957	6,759
Deferred income taxes	7,460	8,523
Goodwill and intangible assets, net	73,463	74,562
Non-marketable investments and other long term assets	5,612	7,703

Total assets	$435,592	$454,951

Liabilities and stockholders’ equity:
Accounts payable	$1,952	$3,532
Accrued expenses	23,892	27,527
Deferred revenue	93,541	113,844

Total current liabilities	119,385	144,903

Non-current liabilities	6,552	6,551

Total liabilities	125,937	151,454

Preferred stock	—	—
Common stock	293	291
Additional paid-in capital	322,707	315,149
Retained earnings	123,776	110,693
Treasury stock, at cost	(136,084)	(120,851)
Accumulated other comprehensive loss	(1,037)	(1,785)

Total stockholders’ equity	309,655	303,497

Total liabilities and stockholders’ equity	$435,592	$454,951

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Forrester Third-Quarter Fiscal 2009 Results/Page 6
Forrester Research, Inc.
Consolidated Statements of Cash Flows

(In thousands)

	Nine months ended September 30,
	2009	2008
	(Unaudited)	(Unaudited)

Cash flows from operations:
Net income	$13,083	$20,061
Adjustments to reconcile net income to net cash provided by operating activities —
Depreciation	3,311	2,998
Amortization of intangible assets	1,751	476
Non-cash stock-based compensation	4,921	3,973
Increase in provision for doubtful accounts	320	494
Unrealized loss on foreign currency and other, net	125	—
Deferred income taxes	225	2,961
Impairments (gains) from non-marketable investments, net	1,683	(79)
Gains on sales of marketable investments	—	(2,057)
Amortization of premiums on marketable investments	838	626
Changes in assets and liabilities —
Accounts receivable	28,401	34,518
Deferred commissions	3,385	2,134
Prepaid expenses and other current assets	5,611	2,290
Accounts payable	(2,050)	(1,056)
Accrued expenses	(3,797)	(10,035)
Deferred revenue	(21,338)	(16,951)

Net cash provided by operating activities	36,469	40,353

Cash flows from investing activities:
Acquisition of JupiterResearch	—	(23,398)
Acquisition of Forrester Middle East FZ-LLC	(752)	—
Purchases of property and equipment	(3,464)	(2,730)
Proceeds from non-marketable investments	—	250
Decrease in other assets	438	344
Purchases of marketable investments	(530,345)	(966,671)
Proceeds from sales and maturities of marketable investments	487,339	1,028,902

Net cash (used in) provided by investing activities	(46,784)	36,697

Cash flows from financing activities:
Proceeds from issuance of common stock under stock option plans and employee stock purchase plan	2,721	17,246
Tax benefits related to stock options	—	5,314
Acquisition of treasury shares	(15,233)	(26,086)

Net cash used in financing activities	(12,512)	(3,526)

Effect of exchange rate changes on cash and cash equivalents	1,526	(1,818)

Net (decrease) increase in cash and cash equivalents	(21,301)	71,706

Cash and cash equivalents, beginning of period	129,478	53,163

Cash and cash equivalents, end of period	$108,177	$124,869

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